UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01.  Other Events.

On April 3, 2017, Spanish Broadcasting System, Inc. (the "Company"), received a written notice from OTC Markets ("OTC"), advising us that our market capitalization had stayed below $5 million for more than 30 consecutive calendar days and that it no longer met the Standards for Continued Qualification for the OTCQX® Best Market (U.S. Tier) (“OTCQX U.S.”) as per the OTCQX Rules for U.S. Companies. OTC further notified us that a cure period of 180 calendar days to regain compliance had begun, during which the minimum criteria must be met for 10 consecutive trading days.

The 180-calendar day grace period expires September 30, 2017. If the Company's market capitalization has not been at or above $5 million for 10 consecutive trading days by that time, then its Class A common stock will be moved from OTCQX U.S. to OTC Pink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

April 7, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer